UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2024

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Previously, on October 5, 2023, Clene Inc. and its wholly owned subsidiary, Clene Nanomedicine, Inc. (together with Clene Inc. and its other subsidiaries, the “Company”) announced a four-year, $45.1 million grant (“the NIH Grant”) from the National Institute of Health (“NIH”) to the Company, in collaboration with Colombia University (“Colombia”), the prime awardee, and Synapticure, a neurology specialty health clinic. The NIH Grant will support an Expanded Access Program (the “NIH EAP”) for CNM-Au8 treatment of amyotrophic lateral sclerosis (“ALS”), and was awarded under the Accelerating Access to Critical Therapies for ALS Act. On April 3, 2024, the Company entered into a grant subaward agreement (the “Subaward”) with Colombia pursuant to the NIH Grant.

The Subaward includes reimbursement of Company expenses for the NIH EAP in an amount up to $7.3 million during the period from September 25, 2023 to August 31, 2024. Disbursement of funds for the NIH EAP will be paid to the Company based on the Company’s submission of invoices to Colombia for reimbursement on a monthly or quarterly basis.

Of the $45.1 million total award, subawards to the Company under the NIH Grant may total up to $30.9 million in aggregate, inclusive of the Subaward, and may extend to August 31, 2027 and will be governed by future agreements or addendums.

Either Colombia or the Company may terminate the Subaward with 30 days written notice. Notwithstanding, if NIH terminates the NIH Grant, Colombia will terminate the Subaward in accordance with the NIH requirements.

In the performance of the Subaward, the Company may use background intellectual property, which it developed at private expense prior to the Subaward, including certain inventions and related technical data (the “Background IP”). However, the Company (i) does not and will not grant any licenses to Colombia or the U.S. Government in the Background IP, either express or implied; and (ii) none of the Background IP or any improvements thereto shall be considered an invention made in the performance of the Subaward. The Company is not required to deliver any Background IP or any other proprietary data under the Subaward until and unless the recipient agrees to safeguards for the protection of the confidentiality of the data that are satisfactory to the Company.

The foregoing description of the Subaward does not purport to be complete and is qualified in its entirety by reference to the text of the Subaward, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	FDP Cost Reimbursement Subaward, dated April 3, 2024, by and between Clene Nanomedicine, Inc. and the Trustees of Colombia University in the City of New York.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: April 9, 2024	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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